UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 16, 2005
NORTHWEST INDIANA BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-26128 (Commission File Number)	35-1927981 (IRS Employer Identification No.)
9204 Columbia Avenue
Munster, Indiana 46321
(Address of principal executive offices) (Zip Code)
(219) 836-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE
INDEX TO EXHIBITS
Exhibit 99.1 Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 18, 2005, David A. Bochnowski, Chairman and Chief Executive Officer of the NorthWest Indiana Bancorp, the holding company for Peoples Bank, announced that Joel Gorelick, age 58, has been elected President and Chief Administrative Officer of the Bancorp and its subsidiary, Peoples Bank. Mr. Gorelick will have responsibility for daily activities including asset formation, funds acquisition, operations and information technology, financial reporting and controls, and trust activities. Mr. Bochnowski previously performed these responsibilities. Mr. Bochnowski as Chairman and Chief Executive Officer will continue to have responsibility for the Bank’s strategic direction including a focus on enhancing brand awareness and market share, as well as risk management. A copy of the press release announcing his appointment is filed as Exhibit 99.1 to this report and is incorporated herein by reference. Additional information regarding Mr. Gorelick is included in NorthWest Indiana Bancorp’s Proxy Statement for its April 20, 2005 Annual Meeting of Shareholders under the captions “Election of Directors” and “Compensation of and Transactions with Officers and Directors,” which Proxy Statement was filed with the Securities and Exchange Commission on March 25, 2005, and which information is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 22, 2005

NORTHWEST INDIANA BANCORP
By:	/s/ David A. Bochnowski
	Name:	David A. Bochnowski
	Title:	Chairman of the Board, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release dated November 18, 2005.